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                                                                     EXHIBIT 1.1



                                                                  Execution Copy

                   TOYOTA AUTO RECEIVABLES 2002-B OWNER TRUST

                   $387,000,000 ASSET BACKED NOTES, CLASS A-2
                   $457,000,000 ASSET BACKED NOTES, CLASS A-3
                   $264,000,000 ASSET BACKED NOTES, CLASS A-4

                             UNDERWRITING AGREEMENT

                                                                    May 15, 2002

Deutsche Bank Securities Inc.
31 West 52nd Street, 17th Floor
New York, New York  10019

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
250 Vesey Street
New York, New York 10080

As Joint Global Coordinators,
Bookrunners and Representatives of the
several Underwriters

Ladies and Gentlemen:

        Section 1. Introductory. Toyota Auto Finance Receivables LLC, a Delaware limited liability company (the "Seller") and a wholly owned subsidiary of Toyota Motor Credit Corporation, a California corporation ("TMCC"), proposes to sell to each of the several underwriters named in Schedule I-A hereto (the "Class A Underwriters" or the "Underwriters") $387,000,000 aggregate principal amount of 2.79% Asset Backed Notes, Class A-2 (the "Class A-2 Notes"), $457,000,000 aggregate principal amount of 3.76% Asset Backed Notes, Class A-3 (the "Class A-3 Notes") and $264,000,000 aggregate principal amount of 4.39% Asset Backed Notes, Class A-4 (the "Class A-4 Notes" and together with the Class A-2 Notes and the Class A-3 Notes, the "Offered Notes") of the Toyota Auto Receivables 2002-B Owner Trust (the "Trust"). Concurrently with the issuance and sale of the Offered Notes as contemplated herein the Trust will issue (i) $444,000,000 aggregate principal amount of 1.91375% Asset Backed Notes, Class A-1 (the "Class A-1 Notes" and together with the Offered Notes, the "Class A Notes") and (ii) a revolving liquidity note dated May 23, 2002 (the "Liquidity Note" and together with the Class A Notes, the "Notes"). The Trust will also issue a non-interest bearing subordinated seller's interest (the "Subordinated Seller's Interest"). The Subordinated Seller's Interest will represent an undivided interest in the Trust and will be deemed to have a principal balance $48,001,788 as of the closing date. Neither the Class A-1 Notes nor the Subordinated Seller's Interest will be sold hereunder. Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as representatives for the Class A-2, Class A-3 and Class A-4 Underwriters, and in such capacities shall herein be the "Representatives". The assets of the Trust will include, among other things, a pool of retail installment sale contracts (the "Receivables") secured by the new and used automobiles and light duty trucks financed thereunder (the "Financed Vehicles") and certain monies due or to become due thereunder on or
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after April 1, 2002 (the "Cutoff Date") and the other property and the proceeds thereof to be conveyed to the Trust pursuant to the Sale and Servicing Agreement to be dated as of May 1, 2002 (the "Sale and Servicing Agreement") among the Trust, the Seller and TMCC. TMCC purchased the Receivables from certain Toyota and Lexus dealers. The Receivables and other assets of the Trust will be sold by TMCC to the Seller pursuant to a Receivables Purchase Agreement (the "Receivables Purchase Agreement") to be dated as of May 1, 2002 between TMCC and the Seller. Pursuant to the Sale and Servicing Agreement, the Seller will sell the Receivables to the Trust and TMCC will service the Receivables on behalf of the Trust. In addition, pursuant to the Sale and Servicing Agreement, TMCC will agree to perform certain administrative tasks on behalf of the Trust imposed on the Trust under the Indenture. The Notes will be issued pursuant to the Indenture to be dated as of May 1, 2002 (the "Indenture"), between the Trust and The Bank of New York (the "Indenture Trustee"). TMCC has caused the Seller to form the Trust pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement") dated as of May 1, 2002, between the Seller, as depositor and U.S. Bank Trust National Association as owner trustee (the "Owner Trustee"). TMCC will be obligated to make certain advances to the Trust under the Liquidity Note pursuant to the TMCC Revolving Liquidity Note Agreement (the "Revolving Liquidity Note Agreement") dated as of May 23, 2002 between TMCC and the Trust. As used herein, the term "Basic Documents" refers to the Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Receivables Purchase Agreement and the Revolving Liquidity Note Agreement.

        This Underwriting Agreement shall hereinafter be referred to as "this Agreement". Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Sale and Servicing Agreement.

        Section 2. Representations and Warranties of the Seller and TMCC.

        (a) Each of the Seller and TMCC, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

                (i) Registration statement on Form S-3 (No. 333-74872), including a form of prospectus supplement, relating to the Offered Notes and a form of Base Prospectus relating to each class of securities to be registered under such registration statement (the "Registered Securities") has been filed with the Securities and Exchange Commission (the "Commission") and the registration statement either (A) has been declared effective under the Securities Act of 1933, as amended (the "Act"), and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If the registration statement (the "initial registration statement") has been declared effective, either (i) any additional registration statement (the "additional registration statement") relating to the Offered Notes has been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Act and declared effective upon filing pursuant to Rule 462(b) and the Offered Notes have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement or (ii) any such additional registration statement proposed to be filed with the Commission pursuant to Rule 462(b) will become effective upon filing pursuant to Rule 462(b) and upon such filing the Offered Notes will have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Seller does



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        not propose to amend the initial registration statement, any such additional registration statement or any post-effective amendment to either such registration statement filed with the Commission prior to the execution and delivery of this Agreement, then the most recent amendment (if any) to such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) under the Act ("Rule 462(c)") or Rule 462(b).

                For purposes of this Agreement, "Effective Time" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Seller has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, were declared effective by the Commission or have become effective upon filing pursuant to Rule 462(c) or (B) if the Seller has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If the Seller has advised the Representatives that it proposes to file, but has not filed, an additional registration statement prior to the execution and delivery of this Agreement, "Effective Time" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "Effective Date" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof.

                The initial registration statement, as amended at its Effective Time, including all information (A) contained in the additional registration statement (if any), (B) deemed to be a part of such initial registration statements as of the Effective Time of the additional registration statement (if any) pursuant to the General Instructions of the Form on which it is filed and (C) deemed to be a part of such initial registration statement as of its respective Effective Time pursuant to Rule 430A(b) under the Act ("Rule 430A(b)"), is hereinafter referred to as the "Initial Registration Statement". The additional registration statement, as amended at its Effective Time, including (A) the contents of such Initial Registration Statement incorporated by reference therein and (B) all information deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "Additional Registration Statement." The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the "Registration Statements" and individually as a "Registration Statement." The form of prospectus supplement relating to the Offered Notes (the "Prospectus Supplement") and the form of prospectus (the "Base Prospectus") relating to the Registered Securities (including the Offered Notes), as first filed with the Commission in connection with the offering and sale of the Offered Notes pursuant to and in accordance with Rule 424(b) under the Act ("Rule 424(b)") or, if no such filing is required, as included in a Registration Statement, including all material incorporated by reference in such prospectus, is hereinafter referred to as the "Prospectus". Any reference



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        herein to "Registration Statement" or "Prospectus" shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") on or before the Effective Date of the Registration Statement or the issue date of the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Prospectus, as the case may be, deemed to be incorporated therein by reference; any reference in this Agreement to documents, financial statements and schedules and other information which is "contained", "included", "stated", "described" or "referred to" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

                (ii) (A) On the Effective Date of any Registration Statement whose Effective Time is prior to the execution and delivery of this Agreement, each such Registration Statement conformed, (B) on the date of this Agreement each such Registration Statement conforms and (C) on any related Effective Date subsequent to the date of this Agreement, each such Registration Statement will conform, in all material respects, with the requirements of the Act and the rules and regulations of the Commission promulgated under the Act (the "Rules and Regulations"), and at such times did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. At the time of the filing of the Prospectus pursuant to Rule 424(b) or, if no such filing is required, at the Effective Date of the Additional Registration Statement that includes the Prospectus, on the date of this Agreement and at the Closing Date (as such term is defined in Section 3 hereof), the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and does not include, or will not include, any untrue statement of a material fact nor does the Prospectus omit, nor will it omit, any material fact, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The two immediately preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon and in conformity with the Underwriters Information (as defined in Section 7(a)) or to that part of the Registration Statement which shall constitute a Statement of Qualification under the Trust Indenture Act of 1939, as amended (the "1939 Act") on Form T-1 (the "Form T-1") of any Indenture Trustee. If the Effective Time of the Initial Registration Statement is subsequent to the date of this Agreement, no Additional Registration Statement has been or will be filed.

                (iii) The consummation of the transactions contemplated by this Agreement and the Basic Documents, and the fulfillment of the terms thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance upon any of the property or assets of the Seller or TMCC pursuant to the terms of, any indenture, mortgage, deed of



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        trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Seller or TMCC is a debtor or guarantor.

                (iv) No consent, approval, or order of, or filing with, any court or governmental agency or body is required to be obtained or made by the Seller or TMCC for the consummation of the transactions in the manner contemplated by this Agreement except such as have been obtained and made under the Act or the Rules and Regulations, such as may be required under state securities laws and the filing of any financing statements required to perfect the transfer of the Receivables.

                (v) Neither the Seller nor TMCC is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which could have a material adverse effect on the transactions contemplated herein or in the Basic Documents. The execution, delivery and performance of this Agreement and the Basic Documents and the issuance of the Notes and sale of the Offered Notes and compliance with the terms and provisions of the Notes will not, subject to obtaining any consents or approvals as may be required under the securities laws of various jurisdictions in the United States and elsewhere, result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Seller or TMCC or any of their respective properties or any agreement or instrument to which the Seller or TMCC is a party or by which the Seller or TMCC is bound or to which any of their respective properties is subject, or the charter or by-laws of the Seller or TMCC, and each of the Seller and TMCC has full corporate power and authority to enter into this Agreement and the Basic Documents and to consummate the transactions contemplated hereby and thereby.

                (vi) This Agreement and each of the Basic Documents to which it is a party has been duly authorized, executed and delivered by the Seller and TMCC.

                (vii) The Seller has caused to be filed with the Commission on May 16, 2002 the Current Report on Form 8-K with respect to the Term Sheet dated May 14, 2002 relating to the Offered Notes (the "Term Sheet").

                (viii) The Offered Notes are "asset backed securities" within the meaning of, and satisfy the requirements for use of, Form S-3 under the Act.

                (ix) The documents incorporated by reference in the Registration Statement and Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

                (x) Neither TMCC nor the Seller has entered into, nor will TMCC or the Seller enter into, any contractual arrangement with respect to the distribution of the Offered Notes except for this Underwriting Agreement.



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                (xi) The Trust is not an "investment company" and is not
        required to be registered as an "investment company," as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

        (b) As of the Closing Date, the representations and warranties of the Seller and of TMCC in each of the Basic Documents to which it is a party will be true and correct in accordance with the terms of such Basic Document; provided, however, that with respect to representations made with respect to any Receivable, the sole remedy for any breach thereof is, as provided in the related agreement, the repurchase by either TMCC or the Seller, as the case may be, of such Receivable.

        Section 3. Purchase, Sale and Delivery of the Offered Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to sell to the several Underwriters, and (i) the Class A-2 Underwriters agree, severally and not jointly, to purchase from the Seller, the respective principal amounts of Class A-2 Notes set forth opposite the names of the Class A-2 Underwriters in
Schedule I-A-2 hereto, (ii) the Class A-3 Underwriters agree, severally and not jointly, to purchase from the Seller, the respective principal amounts of Class A-3 Notes set forth opposite the names of the Class A-3 Underwriters in Schedule I-A-3 hereto and (iii) the Class A-4 Underwriters agree, severally and not jointly, to purchase from the Seller, the respective principal amounts of Class A-4 Notes set forth opposite the names of the Class A-4 Underwriters in Schedule I-A-4 hereto. The Offered Notes are to be purchased at a purchase price equal to
(i) in the case of the Class A-2 Notes, 99.871421% of the aggregate principal amount thereof plus accrued interest at the Class A-2 Note Rate from (and including) May 23, 2002, to (but excluding) the Closing Date, (ii) in the case of the Class A-3 Notes, 99.824295% of the aggregate principal amount thereof plus accrued interest at the Class A-3 Note Rate from (and including) May 23, 2002, to (but excluding) the Closing Date and (iii) in the case of the Class A-4 Notes, 99.742559% of the aggregate principal amount thereof plus accrued interest at the Class A-4 Note Rate from (and including) May 23, 2002, to (but excluding) the Closing Date.

        The Offered Notes will initially be represented by three notes respectively representing $387,000,000, $457,000,000 and $264,000,000 aggregate principal amount of Offered Notes registered in the name of Cede & Co., the nominee of The Depository Trust Company, New York, New York ("DTC") (the "DTC Notes"). The interests of beneficial owners of the DTC Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive notes evidencing the DTC Notes will be available only under the limited circumstances specified in the Basic Documents.

        The Seller will deliver the DTC Notes to the Representatives for the respective securities accounts of the Underwriters at the office of O'Melveny & Myers LLP, against payment to the Seller of the purchase price for the Offered Notes by wire transfer in immediately available funds, at 10:00 a.m., New York time, on May 23, 2002, or at such other time not later than seven full business days thereafter as the Seller, TMCC and the Representatives determine, such time being herein referred to as the "Closing Date". The interests of beneficial owners of the Offered Notes will be represented by book entries on the records of DTC and participating members thereof. The certificates evidencing the DTC Notes will be made available for checking and



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packaging at the office of U.S. Bank Trust National Association in The City of
New York at least 24 hours prior to the Closing Date.

        Section 4. Offering by the Underwriters. It is understood that the several Underwriters propose to offer the Offered Notes for sale to the public as set forth in the Prospectus.

        Section 5. Certain Agreements of the Seller and TMCC. Each of the Seller and TMCC as the case may be, jointly and severally, covenants and agrees with the several Underwriters that:

                (a) If the Effective Time is prior to the execution and delivery of this Agreement, the Seller will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b). The Seller will advise the Representatives promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an Additional Registration Statement is necessary to register a portion of the Offered Notes under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Seller will file the Additional Registration Statement or a post-effective amendment thereto, as the case may be, with the Commission pursuant to and in accordance with Rule 424(b) on or prior to 10:00 p.m., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Underwriter.

                (b) The Seller will advise the Representatives promptly of any proposal to amend or supplement the Initial Registration Statement or any Additional Registration Statement as filed or the related prospectus or any Registration Statement or the Prospectus and will not effect any such amendment or supplement without the consent of the Representatives; and the Seller will also advise the Representatives promptly of the effectiveness of each Registration Statement (if the related Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplement of any Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of any Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                (c) If, at any time when a prospectus relating to the Offered Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Seller will promptly notify the Representatives and will promptly prepare and file, or cause to be prepared and filed, with the Commission an amendment or supplement which will correct such statement, or omission, or an amendment or supplement which will effect such compliance. Neither the Representatives consent to, nor the delivery by the



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        Representatives of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

                (d) As soon as practicable, but not later than the Availability Date (as defined below), the Seller will cause the Owner Trustee to make generally available to the Noteholders an earnings statement with respect to the Trust covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or of any Additional Registration Statement) that will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the Seller's fourth fiscal quarter following the Seller's fiscal quarter that includes the date hereof, except that, if such fourth fiscal quarter is the last quarter of the Seller's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

                (e) The Seller will furnish to the Representatives copies of each Registration Statement as originally filed and each amendment thereto (in each case at least two of which will include all exhibits) and to the Underwriters, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives may reasonably request. The Prospectus shall be so furnished no later than 3:00 p.m., New York City time, on or prior to the business day preceding the Closing Date. All other documents shall be furnished as soon as available and in such quantities as the Representatives reasonably request. The Seller will pay the expenses of printing and distributing to the Underwriters all such documents.

                (f) The Seller will arrange for the qualification of the Offered Notes for sale under the securities laws of such jurisdictions in the United States as the Representatives may reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Offered Notes, provided that the Seller shall not be obligated to qualify to do business nor become subject to service of process generally, but only to the extent required for such qualification, in any jurisdiction in which it is not currently so qualified.

                (g) So long as any of the Offered Notes are outstanding, the Seller or TMCC, as the case may be, will deliver or cause to be delivered to the Representatives (i) copies of each report regarding the Offered Notes mailed to Noteholders pursuant to the Basic Documents,
        (ii) the annual statement as to compliance and the annual statement of a firm of independent public accountants furnished to the Indenture Trustee pursuant to the Basic Documents (as amended), as soon as such statements are furnished to the Indenture Trustee, (iii) copies of all documents required to be filed with the Commission pursuant to the Exchange Act, or any order of the Commission thereunder and (iv) such other information concerning the Seller, TMCC (relating to the Receivables, the servicing thereof or the ability of TMCC to act as Servicer), the Offered Notes or the Trust as the Representatives may reasonably request from time to time.

                (h) On or before the Closing Date, the Seller and TMCC shall cause the computer records of the Seller and TMCC relating to the Receivables to show the absolute ownership by the Owner Trustee on behalf of the Trust of the Receivables, and



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        from and after the Closing Date, none of the Seller or TMCC shall take any action inconsistent with the ownership by the Owner Trustee on behalf of the Trust of such Receivables, other than as permitted by the Sale and Servicing Agreement or as required by law.

                (i) The Seller and TMCC will pay all expenses incident to the performance of their respective obligations under this Agreement, including without limitation, (i) expenses incident to the printing, reproduction and distribution of the Registration Statement as originally filed and each amendment thereto and the Prospectus (including any amendments and supplements thereto), (ii) the fees and disbursements of the Indenture Trustee and the Owner Trustee and their counsel, (iii) the fees and disbursements of counsel to the Seller and TMCC and the independent public accountants of the Seller, (iv) the fees charged by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of the McGraw Hill Companies ("Standard & Poor's", and together with Moody's, the "Rating Agencies") in connection with the rating of the Notes, (v) the fees of DTC in connection with the book-entry registration of the DTC Notes, (vi) the preparation, issuance and delivery of the Offered Notes and (vii) expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Underwriters, and will reimburse the Underwriters for any expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with the qualification of the Offered Notes for sale under the securities laws of such jurisdictions in the United States as the Representatives may designate pursuant to Section 5(f) hereof and in connection with the preparation of any blue sky or legal investment survey, if any is required.

                (j) For a period of 14 days from the date hereof, neither the Seller, TMCC nor any of their respective affiliates will, without the prior written consent of the Representatives, directly or indirectly, offer, sell or contract to sell or announce the offering of, in a public or private transaction, any other collateralized securities similar to the Offered Notes.

                (k) So long as any Offered Notes are outstanding, the Seller and TMCC will cause to be delivered to the Representatives a reliance letter relating to each Opinion of Counsel delivered to any Rating Agency by counsel to the Seller or counsel to TMCC pursuant to the Basic Documents.

                (l) To the extent if any, that the rating at the Closing Date provided with respect to the Offered Notes by any Rating Agency is conditional upon the furnishing of documents or the taking of any other actions by the Seller or TMCC, the Seller or TMCC, as the case may be, shall furnish such documents and take any such other actions as may be required. A copy of any such document shall be sent to the Representatives at the time it is sent to either Rating Agency.

        Section 6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Notes will be subject to the accuracy of the respective representations and warranties on the part of the Seller and TMCC herein, to the accuracy of the statements of the Seller and TMCC made in any officers' certificates pursuant to



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the provisions hereof, to the performance by the Seller and TMCC of their respective obligations hereunder and to the following additional conditions precedent:

                (a) On (i) the date of this Agreement, the Representatives and the Seller shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if such Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the Registration Statement to be filed shortly prior to such Effective Time), of PriceWaterhouseCoopers LLP confirming that they are independent public accountants with respect to the Seller and TMCC within the meaning of the Act and the Rules and Regulations and with respect to certain information contained in the Registration Statements, the Term Sheet and the Prospectus and substantially in the form of the draft to which the Representatives previously have agreed and otherwise in form and in substance satisfactory to the Representatives and counsel for the Underwriters and (ii) the Closing Date, the Representatives and the Seller shall have received (x) a letter, dated as of the Closing Date, from PriceWaterhouseCoopers LLP, updating the letter referred to in clause (i) above, in form and substance satisfactory to the Representatives and counsel for the Representatives and (y) a letter, dated as of the Closing Date, from PriceWaterhouseCoopers LLP relating to certain agreed-upon procedures regarding data integrity in form and substance satisfactory to the Representatives and counsel for the Representatives (which letter may be included as part of the letter referred to in clause (x)). As used in this subsection, (i) "Registration Statements" shall mean (A) the Initial Registration Statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, if the Effective Time of the Initial Registration Statement is subsequent to the date of this Agreement, or (B) the Initial Registration Statement and the Additional Registration Statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, if the Effective Time is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, and (ii) "Prospectus" shall mean the prospectus, with respect to the Offered Notes, together with any supplement thereto.

                (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or such later date as shall have been consented to by the Representatives. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Underwriter. Prior to the Closing Date, no stop order suspending the effectiveness of any Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller or the Representatives, shall be contemplated by the Commission.

                (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any material adverse change in the condition, financial or otherwise, or in the business affairs or business prospects of the Seller, TMCC or the Trust which, in the reasonable judgment of the Representatives (after consultation with the Underwriters), materially impairs the investment quality of the Offered Notes, or makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Offered Notes; (ii) any downgrading in the rating of any debt securities of TMCC or any of its direct or indirect subsidiaries by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or setting of minimum prices for trading on such exchange; (iv) any suspension of trading of any securities of TMCC on any exchange or in the over-the-counter market, (v) any banking moratorium declared by federal, California or New York authorities; or
        (vi) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Representatives (after consultation with the Underwriters), the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Offered Notes.

                (d) The Representatives shall have received:

                (1) The favorable opinion, dated the Closing Date, of O'Melveny & Myers LLP, special counsel for the Seller and TMCC, in form and scope satisfactory to the Representatives, to the effect that:

                        (i) Each Basic Document has been duly authorized by all
                necessary (i) corporate action on the part of TMCC and (ii) action under the Delaware Limited Liability Companies Act and the Limited Liability Company Agreement on the part of the Seller and has been executed and delivered by each of the Seller and TMCC.

                        (ii) Assuming the due authorization, execution and
                delivery thereof by the Owner Trustee and Indenture Trustee, each of the Sale and Servicing Agreement, the Indenture and the Receivables Purchase Agreement constitutes a legally valid and binding obligation of each of the Seller and TMCC enforceable in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect, relating to or affecting creditors' rights generally and by the application of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or any other equitable remedy (regardless of whether enforcement is considered in a proceeding at law or in equity).

                        (iii) Assuming the Notes have been duly and validly
                authorized and, when executed and authenticated by the Owner Trustee as specified in the Indenture and Trust Agreement and delivered against payment of the consideration specified in this Agreement, the Sale and Servicing Agreement or the Revolving Liquidity Note Agreement, the Notes will be legally valid and binding obligations of the Trust, and entitled to the benefits of the Indenture and the Sale and Servicing Agreement enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect, relating to or affecting creditors' rights generally and by the application of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or any other equitable remedy (regardless of whether enforcement is considered in a proceeding at law or in equity).

                        (iv) Assuming the due authorization, execution and
                delivery thereof by the Owner Trustee and Indenture Trustee, each of the Sale and Servicing Agreement, the Revolving Liquidity Note Agreement, the Indenture and the Administration Agreement constitute a valid and binding obligation of the Trust enforceable against the Trust in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect, relating to or affecting creditors' rights generally and by the application of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or any other equitable remedy (regardless of whether enforcement is considered in a proceeding at law or in equity).

                        (v) Neither the Seller nor the Trust is required to be
                registered under the Investment Company Act.

                        (vi) With respect to Financed Vehicles in the State of
                California, no filing or other action other than (A) the filing of a UCC financing statement naming TMCC as transferor and the Seller as the transferee, and (B) the filing of a UCC financing statement naming the Seller as the transferor and the Owner Trustee as transferee, which filings shall be completed on the closing date, is necessary to perfect the transfer and assignment of TMCC's security interest in such Financed Vehicles to the Seller, and the Seller's security interest in such Financed Vehicles to the Owner Trustee, respectively, and as a result of such transfer and assignment and filing of such financing statements, the Indenture Trustee has a first perfected security interest in such Financed Vehicles, except that so long as TMCC is named as the legal owner and lien holder on a certificate of title, TMCC has the ability to release the security interest in the Financed Vehicle or to assign it to another party.

                        (vii) The Trust will not be classified as an association
                taxable as a corporation or as a publicly traded partnership for federal or California income and franchise tax purposes and for federal income tax purposes the Offered Notes will be characterized as debt.

                        (viii) The statements in the Prospectus Supplement under
                "Summary of Terms--Tax Status" and "--ERISA Considerations", and "ERISA Considerations", and in the Base Prospectus under the "Summary of Terms--Tax Status" and "--ERISA Considerations", "Certain Federal Income Tax Consequences", "Certain Legal Aspects of the Receivables", and "ERISA Considerations", to the extent that they constitute matters of law or legal conclusions relating to the federal laws of the United States or the laws of the State of California with respect thereto, have been reviewed by such counsel and are correct in all material respects.

                        (ix) This Agreement has been duly authorized by all
                necessary (i) corporate action on the part of TMCC and (ii) action under the Delaware Limited Liability Companies Act and the Limited Liability Company Agreement on the part of the Seller and has been executed and delivered by each of the Seller and TMCC.

                        (x) No order, consent, permit or approval of any
                California, New York or federal governmental authority that such counsel has, in the exercise of customary professional diligence, recognized as applicable to TMCC or the Seller, or to the transactions of the type contemplated by this Agreement or any Basic Document, including the issuance of the Notes, is required on the part of TMCC or the Seller for the execution and delivery of, and the performance of its obligations under this Agreement and any Basic Document, except for such as have been obtained or made and are in full force and effect as of the Closing Date; provided that such counsel need express no opinion with respect to any orders, consents, permits, approvals, filings or licenses related to the authority to sell motor vehicles, originate retail installment sales contracts or service retail installment sales contracts or as may be required by any regional or local governmental authority or under any foreign or state securities laws.

                        (xi) To such counsel's knowledge, there are no actions,
                proceedings or investigations pending or threatened, to which the Seller or TMCC is a party or of which any property of the Seller or TMCC is the subject required to be disclosed in the Registration Statements, other than those disclosed therein, (A) asserting the invalidity of this Agreement, any Basic Document or the Notes, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or the Basic Documents, (C) that would, if determined adversely to TMCC or the Seller, materially and adversely affect the performance by the Seller or TMCC of its respective obligations under, or the validity or enforceability of, this Agreement, either Basic Document or the Notes or (D) seeking adversely to affect the federal income tax attributes of the Notes as described in the Base Prospectus under the heading "Certain Federal Income Tax Consequences" or the California income tax attributes of the Notes.

                        (xii) At the time of execution and delivery of (A) the
                Receivables Purchase Agreement, TMCC had the corporate power and corporate authority to transfer the Receivables and such other property being transferred to the Seller pursuant to the Receivables Purchase Agreement, and (B) the Sale and Servicing Agreement, the Seller had the corporate power and corporate authority to transfer the Receivables and such other property being transferred to the Owner Trustee on behalf of the Trust pursuant to the Sale and Servicing Agreement and to cause the transfer of the Offered Notes to the Underwriters.

                        (xiii) The Notes and the Basic Documents each conform in
                all material respects with the respective descriptions thereof contained in the Registration Statements and the Prospectus.

                        (xiv) Neither the Trust Agreement nor the Sale and
                Servicing Agreement need to be qualified under the 1939 Act.

                        (xv) The Receivables constitute "tangible chattel paper"
                as such term is defined in the California Uniform Commercial
                Code.

                        (xvi) The Registration Statements have been declared
                effective under the Act, and, to such counsel's knowledge upon due inquiry, no stop order suspending the effectiveness of the Registration Statements has been issued or proceedings therefor initiated or threatened by the Commission, and the Registration Statements and the Prospectus, and each amendment or supplement thereto, as of its respective effective or issue date, appeared on its face to comply in all material respects with the applicable requirements of the Act and the related rules and regulations in effect at the date of filing, except that such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statements or the Prospectus except as contemplated by paragraph (viii) of this Section to the extent set forth therein; such counsel need not opine as to any financial statements or other financial, numerical or statistical data contained or incorporated by reference therein; and such counsel need not opine as to any Indenture Trustee's Statement of Eligibility on Form T-1.

                        (xvii) The form of the Indenture has been qualified
                under the 1939 Act.

                        (xviii) The Seller has duly authorized and executed the
                written order to the Owner Trustee to execute and deliver the issuer order to the Indenture Trustee to authenticate the Notes.

        In addition, such counsel shall state that such counsel has participated in conferences with the officers and other representatives of TMCC and the Seller, representatives of the independent public accountants therefor and the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained therein and has not made any independent check or verification thereof, during the course of such participation, such counsel does not believe that any Registration Statement, at the related Effective Time, or any such amendment or supplement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at the date of the Prospectus Supplement (or any such amendment or supplement, as of its respective date) or at the Closing Date included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion or belief as to any financial statements or other financial, numerical or statistical data contained or incorporated by reference in any Registration Statement or the Prospectus or any Indenture Trustee's Statement of Qualification on Form T-1.

        Such counsel's opinions as to enforceability shall be subject to the unenforceability under certain circumstances: (1) of waivers of rights granted by law where the waivers are against public policy or prohibited by law; (2) of waivers of vaguely or broadly stated rights or future rights; (3) of any indemnification provisions; (4) of any provisions that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy or that the election of some particular remedy or remedies does not preclude recourse to one or more other remedies; (5) of choice of law provisions; and (6) of severability provisions, provided that such enforceability will not, subject to the other exceptions, qualifications and limitations contained in such opinion, render the relevant agreements invalid as a whole or substantially interfere with the substantial realization of the principal benefits that such agreements purport to provide (except for the economic consequences of procedural or other delay).

                (2) The favorable opinion, dated the Closing Date, of Alan F. Cohen, Esq., General Counsel of TMCC and counsel to the Seller, in form and scope satisfactory to the Representatives and their counsel, to the effect that:

                        (i) Each of the Seller and TMCC is duly organized,
                existing and in good standing under the laws of their respective states of organization.

                        (ii) Each of the Seller and TMCC is duly incorporated or
                qualified as a foreign corporation or limited liability company, as applicable to transact business and is in good standing in each jurisdiction in which their respective ownership or lease of substantial properties or the conduct of their respective businesses requires such qualification and in which the failure to so qualify and be in good standing would materially adversely affect their respective businesses or financial condition.

                        (iii) To such counsel's knowledge (A) there are no legal
                or governmental proceedings pending or threatened against TMCC or in connection with the origination and servicing of the Receivables by TMCC which are required to be disclosed in the Registration Statements, other than those disclosed therein, (B) there are no legal or governmental proceedings to which TMCC is a party or to which any of its property is subject which are not described in TMCC's Annual Report on Form 10-KT for the year ended March 31, 2001, or its quarterly report for the quarter ended December 31, 2001 (as amended by Form 10-Q/A on April 16,
                2002), which are required to be disclosed therein other than those disclosed therein and (C) there are no pending legal or governmental proceedings to which the Seller is a party or to which any of its property is subject.

                        (iv) To such counsel's knowledge (A) no default exists
                in the due performance or observance by TMCC of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, which default would have a material adverse effect on the financial condition, earnings, business affairs, business prospects, properties or results of operations of TMCC and its subsidiaries considered as one enterprise, and (B) other than this Agreement, and the Basic Documents and the corresponding agreements in connection with the Toyota Auto Receivables 2000-A Owner Trust, Toyota Auto Receivables 2000-B Owner Trust, Toyota Auto Receivables 2001-A Owner Trust, Toyota Auto Receivables 2001-B Owner Trust, Toyota Auto Receivables 2001-C Owner Trust, Toyota Auto Receivables 2002-A Owner Trust and the subordinated notes payable to TMCC, the Seller is not a party to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument.

                        (v) The transfer of the Receivables and the other
                property of the Trust transferred by TMCC to the Seller pursuant to the Receivables Purchase Agreement, the execution, delivery and performance of the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any Lien upon any property or assets of TMCC or any of its subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which TMCC or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of TMCC or any of its subsidiaries is subject, (B) result in any violation of the provisions of the charter or bylaws of TMCC or (C) to such counsel's knowledge, result in any violation of any applicable law, administrative regulation or administrative or court decree.

                        (vi) The transfer of the Receivables to the Owner
                Trustee acting on behalf of the Trust, the assignment of the security interest of the Seller in the Financed Vehicles, the issuance of the Notes, the sale of the Offered Notes, the execution and delivery of this Agreement, the Basic Documents and the Notes, and the consummation of the transactions contemplated herein and therein will not (A) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any Lien upon any property or assets of the Seller pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Seller is a party or by which it may be bound, or to which any of the property or assets of the Seller is subject, (B) result in any violation of the provisions of the charter or bylaws of the Seller or (C) to such counsel's knowledge, result in any violation of any applicable law, administrative regulation or administrative or court decree.

                        (vii) Each of the Seller and TMCC has obtained all
                necessary licenses and approvals under the federal law of the United States and the laws of the State of California or Delaware, as applicable, to conduct their respective businesses in which the failure to obtain such licenses and approvals would render any Receivable or any other material part of the corpus of the Trust unenforceable or would materially and adversely affect the ability of either the Seller or TMCC to perform any of their respective obligations under, or the enforceability of, any of the Basic Documents.

                        (viii) Such counsel is familiar with the standard
                operating procedures of TMCC relating to the acquisition by TMCC of a first perfected security interest in the automobiles and/or light duty trucks financed by the retail installment sale contracts purchased by TMCC in the ordinary course of its business and relating to the sale to TMCC of such contracts and such security interests in the automobiles or light duty trucks financed thereby in the ordinary course of its business. Assuming that such standard procedures are followed with respect to the perfection of security interests in the Financed Vehicles (and such counsel has no reason to believe that TMCC has not or will not continue to follow its standard procedures in connection with the perfection of first perfected security interests in the Financed Vehicles), TMCC has acquired a first perfected security interest in the Financed Vehicles.

                (3) The favorable opinion, dated the Closing Date, of Sheppard, Mullin, Richter & Hampton, special California counsel to the Seller and TMCC, in form and scope satisfactory to the Representatives and their counsel, to the effect that, assuming the due authorization, execution and delivery thereof by the parties thereto, each of the Receivables in the form attached to such opinion constitutes the valid, binding and enforceable agreement of the parties thereto; and such Receivables comply as to content and form with all applicable state laws and federal disclosure laws relating to consumer credit, including without limitation, consumer protection laws.

                (4) Reliance letters relating to each opinion rendered to either Rating Agency by any counsel for the Seller, TMCC, the Trust or any other party to any of the Basic Documents.

                (5) The favorable opinion, dated the Closing Date, of Thacher, Proffitt & Wood, counsel to the Indenture Trustee, in form and scope satisfactory to the Representatives and counsel for the Underwriters, to the effect that:

                        (i) The Indenture Trustee has been duly incorporated and
                is validly existing as a national banking association, in good standing under the laws of United States with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations as Indenture Trustee under each Basic Document to which the Indenture Trustee is a party.

                        (ii) Each Basic Document to which the Indenture Trustee
                is a party has been duly authorized, executed and delivered by the Indenture Trustee and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding obligation of the Indenture Trustee enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors rights generally and by general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity and or at law).

                        (iii) Neither the execution nor delivery by the
                Indenture Trustee of each Basic Document to which it is a party nor the consummation of any of the transactions by the Indenture Trustee contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing federal or state law governing the banking or trust powers of the Indenture Trustee.

                        (iv) The execution and delivery of each Basic Document
                to which the Indenture Trustee is a party and the performance by the Indenture Trustee of its terms do not conflict with or result in a violation of (A) any federal or state law or regulation governing the banking or trust powers of the Indenture Trustee, (B) the Articles of Association or By-Laws of the Indenture Trustee, or (C) to the best knowledge of such counsel, any indenture, lease, or material agreement to which the Indenture Trustee is a party or to which its assets are subject.

                        (v) Each of the Notes has been authenticated by the
                Indenture Trustee in accordance with the terms of the Indenture.

                (6) The favorable opinions of Richards, Layton and Finger, counsel to the Owner Trustee, dated the Closing Date in form and scope satisfactory to the Representatives and counsel for the Underwriters, to the effect that:

                        (i) The Owner Trustee has been duly incorporated and is
                validly existing as a national banking association, in good standing under the laws of United States with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations as Owner Trustee under each Basic Document to which the Owner Trustee is a party.

                        (ii) Each Basic Document to which the Owner Trustee is a
                party has been duly authorized, executed and delivered by the Owner Trustee and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding obligation of the Owner Trustee enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors rights generally and by general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity and or at law).

                        (iii) Neither the execution nor delivery by the Owner
                Trustee of each Basic Document to which it is a party nor the consummation of any of the transactions by the Owner Trustee contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing federal or state law governing the banking or trust powers of the Owner Trustee.

                        (iv) The execution and delivery of each Basic Document
                to which the Owner Trustee is a party and the performance by the Owner Trustee of its terms do not conflict with or result in a violation of (A) any federal or state law or regulation governing the banking or trust powers of the Owner Trustee, (B) the Articles of Association or By-Laws of the Owner Trustee, or
                (C) to the best knowledge of such counsel, any indenture, lease, or material agreement to which the Owner Trustee is a party or to which its assets are subject.

                        (v) Each of the Notes has been duly executed and
                delivered by the Owner Trustee on behalf of the Trust.

                (7) The favorable opinion of Stroock & Stroock & Lavan LLP, counsel for the Underwriters, dated the Closing Date, with respect to the validity of the Notes and such other related matters as the Representatives shall request and the Seller and TMCC shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                (8) The favorable opinion of O'Melveny & Myers LLP, special counsel to the Trust, dated the Closing Date, in form and scope satisfactory to the Representatives and counsel for the Underwriters, regarding the creation, attachment and perfection of a first priority security interest in the Receivables, property held in the Reserve Account and the rights to receive advances under the Liquidity Note in favor of the Owner Trustee on behalf of the Noteholders. Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of New York and the State of California. To the extent any portion of such opinion is governed by the laws of the State of Delaware, such opinion will be given by Richards, Layton & Finger. To the extent any portion of such opinion is governed by the laws of the State of New York or California, such opinion will be given by O'Melveny & Myers LLP.

                (9) The favorable opinion of O'Melveny & Myers LLP, dated the Closing Date, in form and scope satisfactory to the Representatives and counsel to the Underwriters with respect to (i) the consolidation of the assets and liabilities of the Seller with those of TMCC under the doctrine of substantive consolidation, (ii) the creation of (x) a "true sale" with respect to the transfer of the Receivables from TMCC to the Seller and with respect to the transfer of the Receivables from the Seller to the Trust or (y) with respect to the transfer of the Receivables to the Trust, a valid and binding security interest in the Receivables and (iii) such other related matters as the Representatives shall reasonably require and the Seller shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. Such opinions shall be limited to the laws of the State of New York and United States federal law.

                (10) The favorable opinion of Richards, Layton & Finger as special Delaware counsel for the Trust, dated the Closing Date, in form and scope satisfactory to the Representatives and counsel for the Representatives, to the effect that:

                        (i) The Trust Agreement constitutes the valid and
                binding obligation of the Owner Trustee and the Seller enforceable against the Owner Trustee and the Seller in accordance with its terms subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance and similar laws relating to and affecting the rights and remedies of creditors generally, and (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

                        (ii) The Certificate of Trust has been duly filed with
                the Secretary of State. The Trust has been duly formed and is validly existing as a business trust under the Delaware Business Trust Act. The Trust has the power and authority under the Trust Agreement and the Delaware Business Trust Act to execute and deliver the Indenture and the Sale and Servicing Agreement, to issue the Notes and to pledge the Trust Estate to the Indenture Trustee as security for the Notes.

                        (iii) The Indenture, the Sale and Servicing Agreement,
                the Administration Agreement, the Note Depository Agreement, the Revolving Liquidity Note Agreement and the Operating Agreement have been duly authorized by the Trust.

                        (iv) To the extent that Article 9 of the Uniform
                Commercial Code as in effect in the State of Delaware (the "Delaware UCC") is applicable (without regard to conflicts of laws principles), upon the filing of a financing statement on form UCC-1 naming the Trust as debtor and the Indenture Trustee as secured party (the "Trust Financing Statement") with the Secretary of State of the State of Delaware (Uniform Commercial Code Section)(the "Division"), the Indenture Trustee will have a perfected security interest in the Trust's rights in that portion of the Collateral (as defined in the Indenture) described in the Trust Financing Statement that may be perfected by the filing of a UCC financing statement with the Division (the "Trust Filing Collateral") and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof.

                        (v) To the extent that Article 9 of the Delaware UCC is
                applicable (without regard to conflicts of laws principles), upon the filing of a financing statement on form UCC-1 naming the Seller as debtor and the Trust as secured party (the "TAFR Financing Statement") with the Division, the Trust will have a perfected security interest in the Seller's rights in that portion of the Collateral (as defined in the Sale and Servicing Agreement) described in the TAFR Financing Statement that may be perfected by the filing of a UCC financing statement with the Division (the "TAFR Filing Collateral") and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof.

                        (vi) The results of a Uniform Commercial Code search
                (the "Trust Search Report") sets forth the proper filing office and the proper debtor necessary to identify those Persons who under the Delaware UCC have on file financing statements against the Trust covering the Trust Filing Collateral as of May 22, 2002. The Trust Search Report identifies no secured party who has filed with the Division a financing statement naming the Trust as debtor and describing the Trust Filing Collateral prior to April 30, 2002.

                        (vii) The results of a Uniform Commercial Code search
                (the "TAFR Search Report") sets forth the proper filing office and the proper debtor necessary to identify those Persons who under the Delaware UCC have on file financing statements against the Seller covering the TAFR Filing Collateral as of May 22, 2002. The TAFR Search Report identifies no secured party who has filed with the Division a financing statement naming the Seller as debtor and describing the TAFR Filing Collateral prior to April 30, 2002.

                        (viii) No re-filing or other action is necessary under
                the Delaware UCC in order to maintain the perfection of such security interest except for the filing of continuation statements at five year intervals.

                        (ix) Under Section 3805(b) of the Business Trust Act, no
                creditor of any Certificateholder or Noteholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

                        (x) Under Section 3805(c) of the Business Trust Act,
                except to the extent otherwise provided in the Trust Agreement, the Trust rather than the Certificateholders or Noteholders is the owner of the Receivables.

                        (xi) Under the Business Trust Act, the Trust is a
                separate legal entity, and assuming that the Sale and Servicing Agreement conveys good title to the Receivables to the Trust as a true sale and not as a security arrangement, the Trust rather than the Certificateholders will hold whatever title to the Trust property as may be conveyed to it from time to time pursuant to the Sale and Servicing Agreement, except to the extent that the Trust has taken action to dispose of or otherwise transfer or encumber any part of the Trust property.

                        (xii) The execution and delivery by the Owner Trustee of
                the Trust Agreement and, on behalf of the Trust, the Indenture and the Sale and Servicing Agreement do not require any consent, approval or authorization of, or any registration or filing with, any governmental authority of the State of Delaware, except for the filing of the Certificate of Trust with the Secretary of State.

                        (xiii) Neither the consummation by the Owner Trustee of
                the transactions contemplated in the Trust Agreement or, on behalf of the Trust, the transactions contemplated in the Indenture and the Sale and Servicing Agreement, nor the fulfillment of the terms thereof by the Owner Trustee will conflict with or result in a breach or violation of any law of the State of Delaware applicable to the Trust.

        Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Representatives. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of Delaware.

                (e) The Representatives shall have received a certificate, dated the Closing Date, signed by the President or any Vice President and a principal financial or accounting officer of (i) the Seller in which such officers shall state that, to the best of their knowledge after reasonable investigation, (A) the representations and warranties of the Seller in this Agreement are true and correct, (B) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (C) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission,
        (D) the Additional Registration Statement, if any, satisfying the requirements of Rule 462(b)(1) and Rule 462(b)(3) was filed in accordance with Rule 462(b) (including payment of the applicable filing fee in accordance with Rule 111(a) or Rule 111(b) under the Act) prior to the time the Prospectus was printed or distributed to the Underwriter and (E) subsequent to the date of this Agreement, there has been no material adverse change in the condition, financial or otherwise, or in the business affairs or business prospects of the Seller except as set forth or contemplated in the Prospectus and (ii) TMCC in which such officers shall state that, to the best of their knowledge after reasonable investigation, (A) the representations and warranties of TMCC in this Agreement are true and correct, (B) TMCC has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and (C) subsequent to the date of this Agreement there has been no material adverse change in the condition, financial or otherwise, or in the business affairs or business prospects of TMCC which would materially and adversely affect the performance by TMCC of its obligations under this Agreement or any of the Basic Documents.

                (f) On the Closing Date, the Class A-2, Class A-3 and Class A-4 Notes shall be rated "Aaa" by Moody's and "AAA" by Standard & Poor's.

                (g) The Representatives shall have received a certificate, dated the Closing Date, signed by an authorized officer or any Vice President of the Indenture Trustee, in which such officer shall state that the information contained in the Form T-1 for the Indenture Trustee is true and accurate as of its filing with the Commission.

                (h) The Representatives shall have received evidence satisfactory to counsel for the Representatives that the Owner Trustee and Trust have received all necessary licenses in the States of Pennsylvania and Maryland to own the Receivables.

                (i) On the Closing Date, the Representatives and counsel for the Underwriters shall have been furnished with such documents and opinions as they reasonably may require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Seller and TMCC in connection with the issuance and sale of the Notes as herein contemplated shall be in form and substance satisfactory to the Representatives and counsel for the Underwriters.

        Section 7. Indemnification and Contribution.

        (a) The Seller and TMCC will, jointly and severally, indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several as incurred, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Term Sheet, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Seller nor TMCC will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Seller or TMCC by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information in the Prospectus appearing in the first textual paragraph under the first table on page S-48, the second table on page S-48 insofar as it describes the Selling Concessions and the Reallowances, the three paragraphs on page S-48 after the second table and the first and second sentences of the third full paragraph on page S-49 and the seventh full paragraph on page S-49 (the "Underwriters' Information"); provided that neither TMCC nor the Seller shall be liable under this subsection (a) to any Underwriter to the extent that such losses, claims, damages or liabilities arose out of or are based upon an untrue statement or omission made in any Term Sheet that is corrected in the Prospectus (or any amendment or supplement thereto) that has been previously made available to such Underwriter if the person asserting such loss, claim, damage or liability was not sent or given the Prospectus (or any amendment or supplement thereto) on or prior to the confirmation of the sale of the Offered Notes.

        (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless each of the Seller and TMCC, against any losses, claims, damages or liabilities, joint or several as incurred, to which the Seller or TMCC, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Seller or TMCC by such Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by such Underwriter consists of such Underwriter's Underwriters' Information and will reimburse any legal or other expenses reasonably incurred by the Seller and TMCC in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

        (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party fails to appoint such counsel as provided in the previous sentence under this Section. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent does not contain a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any indemnified party (unless such statement is agreed to by the indemnified party in writing); provided, however, that in the event such settlement, compromise or consent by the indemnifying party does not include an unconditional release of each indemnified party from all liability arising out of any litigation, investigation, proceeding or claim; the provisions of this Section with respect to indemnification shall continue and survive.

        (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller and TMCC on the one hand and the Class A Underwriters, on the other hand, from the offering of the Offered Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Seller and TMCC on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Seller and TMCC on the one hand and the Class A Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Seller and TMCC bear to the total underwriting discounts and commissions received by the Class A Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or TMCC or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

        (e) The obligations of the Seller and TMCC under this Section shall be in addition to any liability that the Seller or TMCC may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability that the respective Underwriters my otherwise have and shall extend, upon the same terms and conditions, to each director of the Seller or TMCC, to each officer of the Seller or TMCC who has signed any Registration Statement and to each person, if any, who controls the Seller or TMCC within the meaning of the Act.

        Section 8. Default of Underwriters. If any Class A Underwriter or Underwriters default in their obligations to purchase Offered Notes hereunder and (i) the aggregate principal amount of Class A-2 Notes (in the case of the Class A-2 Underwriters) that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Class A-2 Notes, (ii) the aggregate principal amount of Class A-3 Notes (in the case of the Class A-3 Underwriters) that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Class A-3 Notes and (iii) the aggregate principal amount of Class A-4 Notes (in the case of the Class A-4 Underwriters) that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Class A-4 Notes, the Representatives may make arrangements satisfactory to the Seller and TMCC for the purchase of such Class A-2 Notes, Class A-3 Notes or Class A-4 Notes, as the case may be, by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Class A-2 Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Class A-2 Notes, the non-defaulting Class A-3 Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Class A-3 Notes and the non-defaulting Class A-4 Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Class A-4 Notes, in each case that such defaulting Underwriters agreed but failed to purchase. If any such default or defaults occur and such default or defaults exceed 10% of the total principal amount of the Class A-2 Notes, the Class A-3 Notes or the Class A-4 Notes, as the case may be, and arrangements satisfactory to the Seller and TMCC for the purchase of such Offered Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Seller or TMCC, except as provided in Section 9 hereof. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

        Section 9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Seller and TMCC or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, the Seller, TMCC or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Notes. If this Agreement is terminated pursuant to Section 8 hereof or if for any reason the purchase of the Offered Notes by the Underwriters is not consummated, the Seller and TMCC shall remain responsible for the expenses to be paid or reimbursed by the Seller and TMCC pursuant to Section 5(i) hereof and the respective obligations of the Seller, TMCC and the Underwriters pursuant to Section 7 hereof shall remain in effect. If the purchase of the Offered Notes by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 hereof or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c) hereof, the Seller and TMCC will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Notes.

        Section 10. Notices. All communications hereunder will be in writing and, if sent to the Representatives or the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives c/o Deutsche Bank Securities Inc., 31 West 52nd Street, 17th Floor, New York, New York 10019,
Attention: Asset Securitization Group and to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, 250 Vesey Street, New York, New York 10080, Attention: Asset Backed Finance Group; if sent to the Seller, will be mailed, delivered or telegraphed and confirmed to it at Toyota Auto Finance Receivables LLC, 19001 South Western Avenue, Torrance, California 90501,
Attention: Lloyd Mistele - President; or if sent to TMCC, will be mailed, delivered or telegraphed and confirmed to it at Toyota Motor Credit Corporation, 19001 South Western Avenue, Torrance, California 90501, Attention: George Borst
- President and Chief Executive Officer. Notwithstanding the foregoing, any notice to an Underwriter pursuant to Section 7 hereof will be mailed, delivered or telegraphed and confirmed to such Underwriter.

        Section 11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

        Section 12. Representation of Representatives. The Representatives will act for the several Underwriters in connection with the transactions described in this Agreement, and any action taken by the Representatives under this Agreement will be binding upon all the Underwriters.

        Section 13. Representations and Warranties of Underwriters. With respect to any offers or sales of the Offered Notes outside of the United States (and solely with respect to any such offers and sales) each Underwriter severally and not jointly makes the following representations and warranties:

        (a) Each Underwriter represents and agrees that it will comply with all applicable laws and regulations in each jurisdiction in which it purchases, offers or sells Offered Notes or possesses or distributes the Prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of Offered Notes under the laws and regulations in force in any jurisdiction, to which it is subject or in which it makes such purchases, offers or sales and neither the Seller or TMCC shall have any responsibility therefor;

        (b) No action has been or will be taken by such Underwriter that would permit a public offering of the Offered Notes or possession, or distribution of any offering material in relation to the Offered Notes in any jurisdiction where action for that purpose is required unless the Seller or TMCC has agreed to such actions and such actions have been taken;

        (c) Each Underwriter represents and agrees that it will not offer, sell or deliver any of the Offered Notes or distribute any such offering material in or from any jurisdiction except under circumstances, which will result in compliance with applicable laws and regulations and which will not impose any obligation on the Seller or TMCC or the Underwriters; and

        (d) Such Underwriter acknowledges that it is not authorized to give any information or make any representations in relation to the Offered Notes other than those contained or incorporated by reference in the Prospectus for the Offered Notes and such additional information, if any, as the Seller or TMCC shall, in writing, provide to and authorize such Underwriter so to use and distribute to actual and potential purchasers of Offered Notes; and

        (e) Each Underwriter represents and agrees that it has not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any Offered Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended); and

        (f) Each Underwriter has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 ("FSMA") with respect to anything done by such Underwriter in relation to the Offered Notes in, from or otherwise involving the United Kingdom; and

        (g) Each Underwriter will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to the Seller.

        Section 14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

        Section 15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Seller and TMCC and the Underwriters in accordance with its terms.

                                          Very truly yours,

                                          TOYOTA AUTO FINANCE RECEIVABLES LLC

                                          By: /s/ Lloyd Mistele
                                              ----------------------------------
                                              Name:  Lloyd Mistele
                                              Title: President

                                          TOYOTA MOTOR CREDIT CORPORATION

                                          By: /s/ George E. Borst
                                              ----------------------------------
                                              Name: George E. Borst
                                              Title:  President and Chief
                                                      Executive Officer


The foregoing Underwriting Agreement is hereby confirmed and accepted, as of the date first above written:

DEUTSCHE BANK SECURITIES INC.



By:  /s/ Erik Falk
     ------------------------------
     Name:  Erik Falk
     Title: Managing Director


DEUTSCHE BANK SECURITIES INC.


By:  /s/ Richard V. Lawrence
     ------------------------------
     Name:  Richard V. Lawrence
     Title: Director


MERRILL LYNCH, PIERCE, FENNER
   & SMITH INCORPORATED


By:  /s/ Anthony Witkowsky
     ------------------------------
     Name:  Anthony Witkowsky
     Title: Director

Acting on behalf of themselves and as
the Representatives of the several
Underwriters

                                 Schedule I-A-2

                                                                    Principal Amount of
                    Class A-2 Underwriter                             Class A-2 Notes
                    ---------------------                           -------------------
Deutsche Bank Securities Inc..............................             $135,450,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated........             $135,450,000

Bank of America Securities LLC............................              $27,090,000

JPMorgan Securities Inc...................................              $27,090,000

Morgan Stanley & Co. Incorporated.........................              $27,090,000

Salomon Smith Barney Inc..................................              $27,090,000

Guzman & Company..........................................               $3,870,000

The Williams Capital Group, L.P. .........................               $3,870,000
                                                                       ------------

               Total......................................             $387,000,000
                                                                       ============

                                 Schedule I-A-3

                                                                    Principal Amount of
                    Class A-3 Underwriter                             Class A-3 Notes
                    ---------------------                           -------------------
Deutsche Bank Securities Inc..............................             $159,950,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated........             $159,950,000

Bank of America Securities LLC............................              $31,990,000

JPMorgan Securities Inc...................................              $31,990,000

Morgan Stanley & Co. Incorporated.........................              $31,990,000

Salomon Smith Barney Inc..................................              $31,990,000

Guzman & Company..........................................               $4,570,000

The Williams Capital Group, L.P. .........................               $4,570,000
                                                                       ------------

               Total......................................             $457,000,000
                                                                       ============

                                 Schedule I-A-4

                                                                    Principal Amount of
                    Class A-4 Underwriter                             Class A-4 Notes
                    ---------------------                           -------------------
Deutsche Bank Securities Inc..............................              $92,400,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated........              $92,400,000

Bank of America Securities LLC............................              $18,480,000

JPMorgan Securities Inc...................................              $18,480,000

Morgan Stanley & Co. Incorporated.........................              $18,480,000

Salomon Smith Barney Inc..................................              $18,480,000

Guzman & Company..........................................               $2,640,000

The Williams Capital Group, L.P. .........................               $2,640,000
                                                                         ----------

               Total......................................             $264,000,000
                                                                       ============